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                                                                    Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3/A Amendment No. 1 of our report dated November 8, 2002 relating to the financial statements of the Network Diagnostics Division of Tekelec (A Wholly Owned Operation of Tekelec), which appears in Catapult Communications Corporation's Report on Form 8-K/A filed November 19, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
Los Angeles, California
March 19, 2004